Bingham McCutchen LLP
                               150 Federal Street
                                Boston, MA 01220

                                 March 21, 2007


First Trust Exchange-Traded Fund
1001 Warrenville Road, Suite 300
Lisle, Illinois 60532

Chapman and Cutler LLP
111 West Monroe Street
Chicago, IL 60603


         Re:      First Trust Exchange-Traded Fund
                  --------------------------------

Ladies and Gentlemen:

         We have acted as special Massachusetts counsel to First Trust Exchange-Traded Fund, a Massachusetts business trust (the "Trust") on behalf of its series First Trust Value Line(R) 100 Exchange-Traded Fund (the "Acquiring Fund") in connection with the Trust's Registration Statement on Form N-14 to be filed with the Securities and Exchange Commission on or about March 21, 2007 (the "Registration Statement") with respect to the Acquiring Fund's shares of beneficial interest, par value $.01 per share (the "Shares") to be issued in exchange for the assets of First Trust Value Line(R) 100 Fund, a Massachusetts business trust (the "Acquired Fund"), as described in the Registration Statement (the "Reorganization"). You have requested that we deliver this opinion to you in connection with the Trust's filing of such Registration Statement.

         In connection with the furnishing of this opinion, we have examined the following documents:

                  (a) a certificate of the Secretary of the Commonwealth of Massachusetts as to the existence of the Trust;

                  (b) a copy, stamped as filed with the Secretary of the Commonwealth of Massachusetts, of the Trust's Declaration of Trust dated as of August 8, 2003 (the "Declaration");

                  (c) a copy of the Trust's Amended and Restated Establishment and Designation of Series dated as of January 17, 2007 and filed with the Secretary of the Commonwealth of Massachusetts on February 7, 2007 (the "Designation");



First Trust Exchange-Traded Fund
Chapman and Cutler LLP
March 21, 2007
Page 2 of 3


                  (d) a certificate executed by an appropriate officer of the Trust, certifying as to, and attaching copies of, the Trust's Declaration, Designation, By-Laws, and certain resolutions adopted by the Trustees of the Trust at a meeting held on January 17, 2007, authorizing the Reorganization and the issuance of the Shares on behalf of the Acquiring Fund (the "Resolutions");

                  (e) a printer's proof received on March 14, 2007 of the Registration Statement; and

                  (f) a copy of the Agreement and Plan of Reorganization to be entered into by the Acquiring Fund in the form included as Exhibit A to the draft Registration Statement referred to in paragraph (e) above (the "Agreement and Plan of Reorganization").

         In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the Registration Statement as filed with the Securities and Exchange Commission will be in substantially the form of the printer's proof referred to in paragraph (e) above, and that the Agreement and Plan of Reorganization will be duly completed, executed and delivered by the parties thereto in substantially the form of the copy referred to in paragraph (f) above. We note that the resolutions adopted at the meeting of Trustees of the Trust held on January 17, 2007, as attached to the certificate referenced in paragraph (d) above and reviewed by us in connection with rendering this opinion, are in draft form, and we have assumed for the purposes of this opinion that the Resolutions will be incorporated into minutes of such meeting and will be finalized and approved by the Trust's Trustees prior to the issuance of the Shares in substantially the form attached to such certificate. We have also assumed for the purposes of this opinion that the Declaration, the Designation, the Resolutions and the Agreement and Plan of Reorganization will not have been amended, modified or withdrawn and will be in full force and effect on the date of issuance of such Shares.

         This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we



First Trust Exchange-Traded Fund
Chapman and Cutler LLP
March 21, 2007
Page 3 of 3


have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

         This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts, as applied by courts located in Massachusetts (other than Massachusetts securities laws, as to which we express no opinion), to the extent that the same may apply to or govern the transactions referred to herein. No opinion is given herein as to the choice of law or internal substantive rules of law, which any tribunal may apply to such transaction. In addition, to the extent that the Declaration, the Designation or the By-Laws refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended, or any other law or regulation applicable to the Trust, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance by the Trust with such Act and such other laws and regulations.

         We understand that all of the foregoing assumptions and limitations are acceptable to you.

         Based upon and subject to the foregoing, please be advised that it is our opinion that the Shares, when issued and sold in accordance with the Declaration, the Designation and the Resolutions and for the consideration described in the Agreement and Plan of Reorganization, will be validly issued, fully paid and nonassessable, except that shareholders of the Acquiring Fund may under certain circumstances be held personally liable for its obligations.

         This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to your reliance on this opinion in connection with your opinion to the Trust with respect to the Shares and to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            BINGHAM McCUTCHEN LLP